EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Southwestern Electric Power Company of our report dated February 25, 2021 relating to the financial statements, which appears in the 2020 Annual Report, which is incorporated by reference in Southwestern Electric Power Company’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
August 20, 2021